Exhibit 5.1
June 2, 2023
Kaman Corporation
1332 Blue Hills Avenue
Bloomfield, Connecticut 06002

Re: Kaman Corporation Registration Statement on Form S-8

Ladies and Gentlemen:

We are rendering this opinion in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of 2,215,000 shares (the “Shares”) of common stock, par value $1.00 per share (the “Common Stock”), of Kaman Corporation, a Connecticut corporation (the “Company”), pursuant to the Kaman Corporation Second Amended and Restated 2013 Management Incentive Plan (the “Plan”).

We have examined: (i) the Registration Statement; (ii) the Company’s Amended and Restated Certificate of Incorporation; (iii) the Company’s Amended and Restated Bylaws; (iv) the Plan; and (v) the corporate proceedings relating to the registration of the Shares pursuant to the Plan.

In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

Based on the foregoing, we are of the opinion that the Shares that upon issuance, the Shares will be validly issued, fully paid and nonassessable by the Company when the issuance of such Shares has been duly and validly approved by the Board of Directors of the Company and such Shares have been approved and delivered in accordance with the Plan.

We do not express any opinion herein concerning any law other than the Connecticut Business Corporation Act, as currently in effect.

The opinions expressed herein are limited solely to the Connecticut Business Corporation Act. We express no opinion on the laws of any other jurisdiction or the applicability or effect of any such laws or principles. We do not find it necessary for purposes of this opinion, and accordingly do not purport herein, to cover the application of the federal laws of the United States of America or any state securities or “Blue Sky” laws to the delivery of the Shares to the participants pursuant to and in accordance with the terms and conditions of the Plan.

We consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the use of our name wherever it appears in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ McDermott Will & Emery LLP